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                                                                 Exhibit 10.10.1

                  AMENDMENT TO PROGRAM ADMINISTRATOR AGREEMENT

WHEREAS, the Parties to the Program Administrator Agreement ("Agreement"), which was effective as of October 1, 2004, have determined that the Agreement requires certain amendments as indicated below; and

WHEREAS, the Parties have mutually agreed that the Agreement be amended pursuant to Section XVI;

NOW THEREFORE, the Parties hereby agree as follows:

1. The opening paragraph of the Agreement, listing the parties to the Agreement, is deleted in its entirety and replaced as follows:

     "This Program Administrator Agreement ("Agreement") is effective as of October 1, 2004 (the "Effective Date") between American Professional Agency, Inc., the ("Program Administrator"), Darwin Professional Underwriters Inc. ("the Company"), and Darwin National Assurance Company, Platte River Insurance Company, and Darwin Select Insurance Company. The parties hereto hereby agree as follows:"

2. Section XI, paragraph (B) of the Agreement, governing Termination, is deleted in its entirety and replaced as follows:

     "B. Either party shall have the right to terminate this Agreement by written notice to the other party specifying the effective date of such termination, which shall be not less than 180 days thereafter. Provided, however, that in the event that the Company maintains access for the Program Administrator to writing companies whose paper is rated "A-" or better by A.M. Best, and has complied with the obligations of this Agreement, the Program Administrator will not terminate the Agreement and enter into a similar agreement with another entity substantially covering the business formerly covered by the Agreement without offering the Company the opportunity to match the financial terms proposed in the agreement with the other."

3. Section XIV, Notices, shall be amended to replace the address for Darwin Professional Underwriters, Inc., shown therein, as follows:

     Darwin Professional Underwriters, Inc.
     9 Farm Springs Road
     Farmington, CT 06032.

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4.   Appendix A of the Agreement is deleted in its entirety and replaced with the attached.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Program Administrator Agreement on this 10th day of January 2006.

Darwin Professional Underwriters Inc.   American Professional Agency, Inc.


By: /s/ Stephen J. Sills                 By: /s/ Richard C. Imbert
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Darwin National Assurance Company       Platte River Insurance Company


By: /s/ Stephen J. Sills                 By: /s/ Stephen J. Sills
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Darwin Select Insurance Company


By: /s/ Stephen J. Sills
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